Exhibit No. 28(a)(1)

CERTIFICATE OF INCORPORATION

of

THE SOLAR FUND INC.

under Section 402 of the Business Corporation Law

Filed by:

MAURICE L. SCHOENWALD

Office and Post Office Address

380 Lexington Avenue
New York, NY 10017

Certificate of Incorporation of

THE SOLAR FUND, INC.

under Section 402 of the Business Corporation Law

IT IS HEREBY CERTIFIED THAT:

(1)	The name of the proposed corporation is:

THE SOLAR FUND, INC.

(2)	The purpose of purposes for which this corporation is formed, are as follows, to wit:

A common fund or investment company or small business investment company for investment in entities producing or intending to or seeking to produce electricity or energy or devices or inventions for production, capture, exploitation or utilization of such energy or electricity from solar cells, solar radiation, thermal sources, meterological sources, marine (including wave action) sources, forests, alcohol, methane, coal gases, agricultural products or new sources and companies producing or attempting to produce or process or collect raw materials or parts of or machines in connection therewith, including investment in companies which may also have substantial non solar and non energy or electricity producing interests and such other business activities as are lawful.

(3)	The office of the corporation is to be located in the Village
(city) (town) (incorporated village)
of Great Neck County of Nassau State of New York.

(4)	The aggregate number of shares which the corporation shall have the authority to issue is 200 shares of common no par value stock.

(5)
The Secretary of State is designated as agent of the corporation upon whom process against it may be served.  The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is:

c/o MAURICE L. SCHOENWALD, ATTORNEY
8 Nirvana Avenue
Great Neck, N.Y. 11023

(6)	The accounting period which the corporation intends to establish as its first calendar or fiscal year for reporting the franchise tax shall end on December 31, 1978.

The undersigned incorporator, or each of them if there are more than one, is of the age of twenty-one years or over.

IN WITNESS WHEREOF, this certificate has been subscribed this    4    day of January, 1978 by the undersigned who affirm(s) that the statement made herein are true under the penalties of perjury.

Maurice L. Schoenwald	/s/ Maurice L. Schoenwald
Type name of incorporator	Signature

8 Nirvana Avenue, Great Neck, NY
Address

Type name of incorporator	Signature

Address

Type name of incorporator	Signature

Address